UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2009, Hersha Hospitality Limited Partnership, a Virginia limited partnership (“HHLP”), and Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”), entered into an amendment to the revolving credit facility arranged by TD Bank, N.A.  The following summary of the amendment to the revolving credit facility is qualified in its entirety by reference to the Amendment to Revolving Credit Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Revolving Credit Loan and Security Agreement, dated October 14, 2008 (the “Credit Agreement”), among HHLP, Hersha, TD Bank, N.A., as agent, and various other lenders is attached as an exhibit to Hersha’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2008.

The following is a summary of the material amendments to the revolving credit facility:

•	The debt service coverage ratio was reduced from a ratio of not less than 1.35 to 1.00 to a ratio of not less than 1.20 to 1.00.

•	The EBITDA to debt service ratio was reduced from a ratio of not less than 1.40 to 1.00 to a ratio of not less than 1.25 to 1.00.

•
The annual interest rate on prime rate loans was increased from the variable prime rate of interest published from time to time in the Wall Street Journal as the “Prime Rate” to the Wall Street Journal “Prime Rate” plus 1.50%.

•	The annual interest rate on LIBOR rate loans was increased from one, two, three or six month LIBOR plus 2.50% to the greater of (i) one, two, three or six month LIBOR plus 3.50% and (ii) 4.25%.

•
The sum of the aggregate amount of outstanding loans and letter of credit obligations may not exceed the lesser of (i) the committed amount ($135 million, subject to increase from time to time and pursuant to the terms of the Credit Agreement up to a maximum of $175 million) and (ii) 67% of the appraised value of the hotel properties pledged as collateral pursuant to the Credit Agreement.  In the event the aggregate amount of outstanding loans and letter of credit obligations exceeds this amount, Hersha will be required to repay a portion of the outstanding loans and letter of credit obligations or provide additional collateral to the lenders.

The lenders also agreed to amend the definition of “gross asset value” to better reflect the calculations of gross asset value being used by HHLP, Hersha and the lenders since and prior to the initial execution of the Credit Agreement.  In addition, the lenders have agreed to waive any noncompliance with the total funded debt to gross asset value ratio for the fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009, which may have occurred as a result of the use of the prior definition of gross asset value.  As amended, HHLP and Hersha were in compliance with the total funded debt to gross asset value ratio for the fiscal quarters ended December 31, 2008, March 31, 2009 and June 30, 2009.

Hersha paid the lenders a $337,500 fee in connection with the entry into the amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Amendment to Revolving Credit Loan and Security Agreement, dated December 11, 2009, by and among Hersha Hospitality Limited Partnership, Hersha Hospitality Trust, TD Bank, N.A, as Agent, and the other lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: December 15, 2009	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer